Exhibit 99.1

CommScope Reports Strong First Quarter 2014 Results

•	Sales grew 16 percent year over year, or $130 million, to $935 million
•	Orders increased 30 percent year over year to $1.1 billion – strongest orders since beginning of 2008
•	Gross margin rose more than 300 basis points year over year to 36 percent
•	Adjusted operating income rose 45 percent to $192 million or 21 percent of sales
•	Adjusted net income grew 74 percent to $95 million, resulting in adjusted earnings of $0.50 per diluted share

HICKORY, NC, April 30, 2014—CommScope Holding Company, Inc. (NASDAQ: COMM), a global provider of connectivity and essential infrastructure solutions for wireless, business enterprise and residential broadband networks, reported sales of $935 million and net income of $64 million or $0.34 per diluted share for the quarter ended March 31, 2014. Non-GAAP adjusted net income was $95 million or $0.50 per diluted share. A reconciliation of reported GAAP results to non-GAAP results is attached.

For the quarter ended March 31, 2013, CommScope reported sales of $805 million and net income of $16 million or $0.10 per diluted share. Non-GAAP adjusted net income was $55 million or $0.35 per diluted share.

“We are pleased to deliver outstanding results to start the year,” said President and Chief Executive Officer Eddie Edwards. “We executed well and built upon the positive momentum we created heading into 2014. We are particularly proud of our Wireless team as they delivered especially strong results. It was also good to see year-over-year growth in our Enterprise segment, which benefitted from improved corporate IT investment and our investment in new solutions.

“Consumers want a high quality mobile broadband network and U.S. wireless operators are investing in our industry-leading cell site and small cell DAS solutions for increased capacity and the densification of their networks. Wireless operators outside the U.S. are also in the process of modernizing existing networks and planning for the initial roll out of LTE networks. We believe that CommScope is very well positioned to benefit from these positive global trends.”

First Quarter Overview

First quarter 2014 sales rose $130 million, or 16 percent, year over year to $935 million. Orders booked in the first quarter of 2014 were particularly strong, up 30 percent year over year to $1.1 billion. The robust order growth was driven primarily by the Wireless segment, with particular strength in North America.

Operating income in the first quarter 2014 grew 96 percent to $147 million, compared to $75 million in the year-ago quarter. Adjusted operating income, which excludes amortization of purchased intangibles, restructuring costs and other special items, rose 45 percent to $192 million, an increase of $60 million compared to the prior year period.

GAAP net income rose substantially to $64 million, compared to net income of $16 million in the year-ago period. Excluding amortization of purchased intangibles, restructuring costs and other special items, adjusted first quarter net income increased $40 million, or 74 percent, year over year to $95 million.

First Quarter Segment Overview

Wireless segment sales increased 26 percent year over year to $627 million. The increase was primarily driven by higher spending in the U.S. and the Europe, Middle East and Africa region. Customers continue to consume increasing amounts of data over licensed spectrum, and to meet this growth, wireless operators are investing in CommScope’s industry leading cell-site and small cell DAS solutions. In the quarter, Wireless adjusted operating income rose 63 percent year over year to $154 million, or 25 percent of sales.

Enterprise segment sales increased 5 percent year over year to $202 million and is the first quarter of year-over-year growth since 2011. The increase is primarily due to higher sales in the U.S. and Central and Latin America region. While corporate IT investment has been cautious over a multi-quarter period, continued bandwidth demand and improving economic conditions have created a better commercial environment. Enterprise adjusted operating income increased 5 percent year over year to $36 million or 18 percent of sales.

Broadband segment sales declined 9 percent year over year to $108 million. Adjusted operating income declined 43 percent year over year to $2 million, or 2 percent of sales. The profit decline is due primarily to lower sales prices and sales volume. However, Broadband performance improved sequentially and cost reduction activities were initiated in the fourth quarter of 2013 to better align this segment’s cost structure with customer demand. As a result, we expect adjusted operating income improvement throughout the remainder of 2014. We also continue to evaluate alternatives to improve the performance of the Broadband segment.

Outlook

CommScope management provided the following second quarter and full year 2014 guidance, which excludes the amortization of purchased intangibles, restructuring costs and other special items:

Second Quarter 2014 Guidance:

•	Revenue of $1.0 billion – $1.05 billion
•	Adjusted operating income of $215 million – $235 million
•	Adjusted earnings per diluted share of $0.58 to $0.62, reflecting 192 million weighted average diluted shares

Full Year 2014 Guidance:

•	Sales growth in the high single digits to low double digits
•	Adjusted operating margin expansion
•	Adjusted effective tax rate trending toward long-term target of 35 percent – 37 percent
•	Significant adjusted net income and adjusted EPS growth
•	Strong free cash flow

Conference Call, Webcast and Investor Presentation

As previously announced, the company will host a conference call at 8:30 a.m. ET today in which management will discuss first quarter results, outlook and trends. Internet users can access the company’s presentation materials and live, “listen only” webcast at http://ir.commscope.com.

To participate in the conference call, dial 866-394-7514 (US and Canada only) or +1 706-758-2714. The conference identification number is 30825949. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection.

If you are unable to participate and would like to hear a replay, dial 855-859-2056 (US and Canada only) or +1 404-537-3406. The replay identification number is 30825949 and will be available through May 30, 2014. A webcast replay will also be archived on CommScope’s website for a limited period of time following the conference call.

About CommScope

CommScope (NASDAQ: COMM, www.commscope.com) has played a role in virtually all the world’s best communication networks. We create the infrastructure that connects people and technologies through every evolution. Our portfolio of end-to-end solutions includes critical infrastructure our customers need to build high-performing wired and wireless networks. As much as technology changes, our goal remains the same: to help our customers create, innovate, design, and build faster and better. We’ll never stop connecting and evolving networks for the business of life at home, at work, and on the go.

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. GAAP to non-GAAP reconciliations are included in this press release.

Forward Looking Statements

This Press Release and any other oral or written statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “guidance” and similar expressions. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on communication systems; concentration of sales among a limited number of customers or distributors; changes in technology; our ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; industry competition and the ability to retain customers through product innovation, introduction and marketing;

risks associated with our sales through channel partners; possible production disruptions due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; the risk our global manufacturing operations suffer production or shipping delays causing difficulty in meeting customer demands; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; our ability to maintain effective information management systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches or computer viruses; product performance issues and associated warranty claims; significant international operations and the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; risks associated with currency fluctuations and currency exchange; the divestiture of one or more product lines; political and economic instability, both in the U.S. and internationally; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities, including delays or challenges related to removing, transporting or reinstalling equipment, that may affect ability to meet customer demands for products; possible future restructuring actions; possible future impairment charges for fixed or intangible assets, including goodwill; increased obligations under employee benefit plans; cost of protecting or defending intellectual property; changes in laws or regulations affecting us or the industries we serve; costs and challenges of compliance with domestic and foreign environmental laws and the effects of climate change; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers; our ability to attract and retain qualified key employees; allegations of health risks from wireless equipment; availability and adequacy of insurance; natural or man-made disasters or other disruptions; income tax rate variability and ability to recover amounts recorded as value-added tax receivables; labor unrest; risks associated with future research and development projects; increased costs as a result of operating as a public company; our ability to comply with new regulations related to conflict minerals; risks associated with the seasonality of our business; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; cash requirements to service indebtedness; ability of our lenders to fund borrowings under their credit commitments; changes in capital availability or costs, such as changes in interest rates, security ratings and market perceptions of the businesses in which we operate, or the ability to obtain capital on commercially reasonable terms or at all; continued global economic weakness and uncertainties and disruption in the capital, credit and commodities markets; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond our control. These and other factors are discussed in greater detail in our 2013 Annual Report on Form 10-K. Although the information contained in this press release represents our best judgment at the date of this release based on information currently available. However, we are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report.

Investor Contacts:	News Media Contact:
Mark Huegerich, CommScope +1 828-431-2540	Rick Aspan, CommScope +1 708-236-6568 publicrelations@commscope.com

Phil Armstrong, CommScope

+1 828-323-4848

Source: CommScope

CommScope, Inc.

Condensed Consolidated Statements of Operations

(Unaudited — In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Net sales	$935,036	$804,689

Operating costs and expenses:
Cost of sales	597,325	539,615
Selling, general and administrative	113,028	108,982
Research and development	31,870	29,950
Amortization of purchased intangible assets	44,298	43,280
Restructuring costs, net	1,980	1,803
Asset impairments	—	5,634

Total operating costs and expenses	788,501	729,264

Operating income	146,535	75,425
Other expense, net	(3,195)	(3,441)
Interest expense	(42,280)	(45,785)
Interest income	1,104	704

Income before income taxes	102,164	26,903
Income tax expense	(37,677)	(11,003)

Net income	$64,487	$15,900

Earnings per share:
Basic	$0.35	$0.10
Diluted (a)	$0.34	$0.10

Weighted average shares outstanding:
Basic	185,942	154,881
Diluted (a)	190,922	156,644

(a) Calculation of diluted earnings per share:
Net income	$64,487	$15,900

Weighted average shares (basic)	185,942	154,881
Dilutive effect of equity-based awards	4,980	1,763

Denominator (diluted)	190,922	156,644

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited — In thousands, except share amounts)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$305,188	$346,320
Accounts receivable, less allowance for doubtful accounts of $12,951 and $12,617, respectively	714,980	607,489
Inventories, net	410,776	372,187
Prepaid expenses and other current assets	66,234	71,818
Deferred income taxes	49,779	55,609

Total current assets	1,546,957	1,453,423

Property, plant and equipment, net of accumulated depreciation of $193,667 and $183,965, respectively	303,364	310,143
Goodwill	1,445,712	1,450,506
Other intangibles, net	1,378,051	1,422,192
Other noncurrent assets	100,004	97,791

Total assets	$4,774,088	$4,734,055

Liabilities and Stockholders’ Equity
Accounts payable	$296,568	$251,639
Other accrued liabilities	272,190	332,280
Current portion of long-term debt	9,097	9,462

Total current liabilities	577,855	593,381

Long-term debt	2,503,542	2,505,090
Deferred income taxes	391,293	386,527
Pension and other postretirement benefit liabilities	40,308	40,349
Other noncurrent liabilities	102,390	120,692

Total liabilities	3,615,388	3,646,039

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value: Authorized shares:
200,000,000; Issued and outstanding shares: None at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value: Authorized shares:
1,300,000,000; Issued and outstanding shares: 186,199,035 and 185,861,777 at March 31, 2014 and December 31, 2013, respectively	1,872	1,868
Additional paid-in capital	2,107,467	2,101,350
Retained earnings (accumulated deficit)	(913,804)	(978,291)
Accumulated other comprehensive loss	(26,200)	(26,276)
Treasury stock, at cost: 961,566 shares at March 31, 2014 and December 31, 2013	(10,635)	(10,635)

Total stockholders’ equity	1,158,700	1,088,016

Total liabilities and stockholders’ equity	$4,774,088	$4,734,055

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited — In thousands)

	Three Months Ended March 31,
	2014	2013
Operating Activities:
Net income	$64,487	$15,900

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	59,461	60,898
Equity-based compensation	3,676	4,472
Deferred income taxes	7,343	(9,176)
Asset impairments	—	5,634
Excess tax benefits from equity-based compensation	(1,542)	(1)
Changes in assets and liabilities:
Accounts receivable	(101,793)	(52,605)
Inventories	(38,636)	(34,898)
Prepaid expenses and other assets	4,341	(1,019)
Accounts payable and other liabilities	(31,063)	(42,560)
Other	(1,763)	500

Net cash used in operating activities	(35,489)	(52,855)

Investing Activities:
Additions to property, plant and equipment	(6,675)	(6,532)
Proceeds from sale of property, plant and equipment	1,183	276
Cash paid for acquisitions	—	(34,000)
Other	46	2,315

Net cash used in investing activities	(5,446)	(37,941)

Financing Activities:
Long-term debt repaid	(17,558)	(69,858)
Long-term debt proceeds	15,000	166,963
Long-term debt financing costs	—	(1,884)
Proceeds from the issuance of common shares under
equity-based compensation plans	1,957	—
Excess tax benefits from equity-based compensation	1,542	1
Other	—	(8)

Net cash generated by financing activities	941	95,214

Effect of exchange rate changes on cash and cash equivalents	(1,138)	(2,055)

Change in cash and cash equivalents	(41,132)	2,363
Cash and cash equivalents, beginning of period	346,320	264,375

Cash and cash equivalents, end of period	$305,188	$266,738

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Operating income, as reported	$146.5	$75.4

Adjustments:
Amortization of purchased intangible assets	44.3	43.3
Restructuring costs, net	2.0	1.8
Equity-based compensation	3.7	4.5
Asset impairments	—	5.6
Transaction costs	0.9	1.6
Purchase accounting adjustments(1)	(5.4)	—

Total adjustments to operating income	45.5	56.8

Non-GAAP operating income	$192.0	$132.2

Income before income taxes, as reported	$102.2	$26.9
Income tax expense, as reported	(37.7)	(11.0)

Net income, as reported	$64.5	$15.9
Adjustments:
Total pretax adjustments to operating income	45.5	56.8
Pretax amortization of deferred financing costs & OID(2)	3.4	3.9
Tax effects of adjustments and other tax items(3)	(18.1)	(21.8)

Non-GAAP net income	$95.3	$54.8

Diluted EPS, as reported	$0.34	$0.10
Non-GAAP diluted EPS	$0.50	$0.35

(1)	For the three months ended March 31, 2014, includes the reduction in the estimated fair value of contingent consideration payable related to the Redwood acquisition.
(2)	Included in interest expense.
(3)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

Note: Components may not sum to total due to rounding.

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

GAAP to Non-GAAP Adjusted Operating Income Reconciliation by Segment

(Unaudited — In millions)

First Quarter 2014 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$127.6	$22.6	$(3.6)	$146.5
Amortization of purchased intangible assets	22.5	17.4	4.4	44.3
Restructuring costs, net	1.2	0.2	0.5	2.0
Equity-based compensation	2.0	1.2	0.5	3.7
Purchase accounting adjustments	—	(5.4)	—	(5.4)
Transaction costs	0.6	0.2	0.1	0.9

Non-GAAP Adjusted operating income	$153.9	$36.1	$1.9	$192.0
Non-GAAP Adjusted operating margin %	24.5%	17.9%	1.8%	20.5%

Fourth Quarter 2013 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$57.4	$3.0	$(0.3)	$60.1
Amortization of purchased intangible assets	22.0	17.4	4.6	44.0
Restructuring costs, net	14.4	4.6	(13.3)	5.7
Equity-based compensation	1.9	1.1	0.5	3.5
Asset impairments	3.7	—	—	3.7
Purchase accounting adjustments	—	0.5	—	0.5
Transaction costs	12.5	5.9	3.4	21.9
Prior year warranty matter	—	—	2.1	2.1

Non-GAAP Adjusted operating income (loss)	$111.9	$32.4	$(3.0)	$141.3
Non-GAAP Adjusted operating margin %	21.0%	15.8%	-2.8%	16.7%

First Quarter 2013 Non-GAAP Adjusted Operating Income Reconciliation by Segment

	Wireless	Enterprise	Broadband	Total
Operating income (loss), as reported	$62.4	$15.4	$(2.4)	$75.4
Amortization of purchased intangible assets	22.0	16.6	4.6	43.3
Restructuring costs, net	1.1	0.5	0.2	1.8
Equity-based compensation	2.4	1.4	0.6	4.5
Asset impairments	5.6	—	—	5.6
Transaction costs	0.9	0.4	0.3	1.6

Non-GAAP Adjusted operating income	$94.5	$34.3	$3.3	$132.2
Non-GAAP Adjusted operating margin %	19.0%	17.8%	2.8%	16.4%

Components may not sum to total due to rounding

Sales by Segment

				% Change
	Q1 2014	Q4 2013	Q1 2013	Sequential	YOY
Wireless	$627.2	$533.7	$496.5	17.5%	26.3%
Enterprise	201.5	205.2	191.8	(1.8)%	5.1%
Broadband	107.5	109.1	118.1	(1.5)%	(9.0)%
Inter-segment eliminations	(1.2)	(1.4)	(1.7)	n/a	n/a

Total Net Sales	$935.0	$846.6	$804.7	10.4%	16.2%

Non-GAAP Adjusted Operating Income by Segment
				% Change
	Q1 2014	Q4 2013	Q1 2013	Sequential	YOY
Wireless	$153.9	$111.9	$94.5	37.5%	62.9%
Enterprise	36.1	32.4	34.3	11.4%	5.2%
Broadband	1.9	(3.0)	3.3	(163.3)%	(42.4)%

Total Non-GAAP Adjusted Operating Income	$192.0	$141.3	$132.2	35.9%	45.2%

Components may not sum to total due to rounding

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

	LTM Q1 2014	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Operating income, as reported	$400.8	$146.5	$60.1	$99.8	$94.3	$75.4
Amortization of purchased intangible assets	175.9	44.3	44.0	44.0	43.7	43.3
Restructuring costs, net	22.3	2.0	5.7	4.9	9.7	1.8
Equity-based compensation	15.3	3.7	3.5	3.6	4.6	4.5
Transaction costs	26.5	0.9	21.9	1.1	2.6	1.6
Adjustment of prior year warranty matter	2.1	—	2.1	—	—	—
Purchase accounting adjustments	(3.0)	(5.4)	0.5	1.6	0.4	—
Asset impairments	39.8	—	3.7	7.3	28.8	5.6

Non-GAAP Adjusted operating income	$679.8	$192.0	$141.3	$162.3	$184.2	$132.2
Non-GAAP Adjusted operating margin %	18.8%	20.5%	16.7%	18.3%	19.6%	16.4%

Depreciation	53.2	11.7	13.7	14.1	13.7	13.7

Non-GAAP Adjusted EBITDA	$733.0	$203.7	$155.1	$176.4	$197.9	$145.9

Components may not sum to total due to rounding